Exhibit 99.2


                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - - - - - -x
                                                   :
In re:                                             :
                                                   :     Chapter 11
DIAMOND BRANDS OPERATING                           :
  CORP., et al.,                                   :
                                                   :     Case No. 01-1825 (RJN)
                           Debtors.                :
                                       x           :
- - - - - - - - - - - - - - - - - - - - - - - - - -      Jointly Administered





           JOINT PLAN OF REORGANIZATION OF DIAMOND BRANDS OPERATING
                CORP. AND ITS DEBTOR AFFILIATES PROPOSED BY THE
                        DEBTORS AND JARDEN CORPORATION
                        ------------------------------




Timothy R. Pohl                                        Gregg M. Galardi (I.D. No. 2991)
Rena M. Samole                                         Patricia A. Widdoss (I.D. No. 3786)
SKADDEN, ARPS, SLATE,                                  SKADDEN, ARPS, SLATE, MEAGHER
MEAGHER & FLOM (ILLINOIS)                              & FLOM, LLP
333 West Wacker Drive                                  One Rodney Square
Chicago, Illinois 60606-1285                           P.O. Box 636
(312) 407-0700                                         Wilmington, Delaware 19899-0636
                                                       (302) 651-3000

                                               Attorneys for Debtors and Debtors-in-Possession



Matthew N. Kleiman                                     Laura Davis Jones (I.D. No. 2436)
Geoffrey A. Richards                                   Michael R. Seidl (I.D. No. 3889)
Sven T. Nylen                                          PACHULSKI, STANG, ZIEHL, YOUNG & JONES
KIRKLAND & ELLIS                                       919 North Market Street
200 East Randolph Drive                                Suite 1600
Chicago, Illinois 60601                                Wilmington, Delaware 19801
(312) 861-2000                                         (302) 652-4100

                                               Attorneys for Jarden Corporation



Dated as of: December 13, 2002


                                                 Table of Contents
                                                 -----------------

Article I         DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.....................1

Article II        CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...........................................10
         2.1      Unclassified Claims............................................................................10
         2.2      Classified Claims and Interests................................................................11
         2.3      Classification and Treatment of Claims against DBI.............................................12
         2.4      Classification and Treatment of Claims Against DBOC Debtors....................................13
         2.5      Reservation of Rights Regarding Claims.........................................................14

Article III       ACCEPTANCE OR REJECTION OF THE PLAN............................................................14
         3.1      Impaired Classes of Claims and Interests Entitled to Vote......................................14
         3.2      Acceptance by an Impaired Class................................................................14
         3.3      Presumed Acceptances by Unimpaired Classes.....................................................14
         3.4      Classes Deemed to Reject Plan..................................................................14
         3.5      Summary of Classes Voting on the Plan..........................................................15
         3.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................................15

Article IV        MEANS FOR IMPLEMENTATION OF THE PLAN...........................................................15
         4.1      Consummation of the Transactions Contemplated by the Purchase Agreement........................15
         4.2      Funding of Cash from Purchaser on the Effective Date...........................................15
         4.3      Sources of Cash for Plan Distribution..........................................................16
         4.4      Continued Corporate Existence..................................................................16
         4.5      Cancellation Of Old Securities and Agreements..................................................16
         4.6      Certificates of Incorporation and By-laws......................................................17
         4.7      Restructuring Transactions.....................................................................17
         4.8      Compensation and Benefit Programs..............................................................18
         4.9      Directors And Officers of Reorganized Debtors..................................................18
         4.10     The Plan Administrator.........................................................................18
         4.11     No Revesting of Assets; Releases of Liens......................................................20
         4.12     Preservation Of Rights Of Action...............................................................21
         4.13     Effectuating Documents; Further Transactions...................................................21
         4.14     Section 1146 Exemption From Certain Transfer Taxes.............................................21
         4.15     Releases and Related Matters...................................................................21
         4.16     Net Recovery Allocation Mechanics..............................................................22
         4.17     Intercompany Settlement........................................................................22
         4.18     Conversion of Cases if Solicitation Unsuccessful...............................................22

Article V         SUBSTANTIVE CONSOLIDATION AND SETTLEMENT OF CLAIMS.............................................23
         5.1      Substantive Consolidation......................................................................23
         5.2      Order Granting Substantive Consolidation.......................................................23

Article VI        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................................24
         6.1      Assumed Contracts And Leases...................................................................24
         6.2      Payments Related To Assumption Of Contracts and Leases.........................................24
         6.3      Rejected Contracts and Leases..................................................................24
         6.4      Rejection Damages Bar Date.....................................................................25

Article VII       PROVISIONS GOVERNING DISTRIBUTIONS.............................................................25
         7.1      Distributions For Claims Allowed As Of The Effective Date......................................25


                                                        - i -

         7.2      Interest On Claims.............................................................................25
         7.3      Distributions by Disbursing Agent..............................................................25
         7.4      Record Date For Distributions To Holders Of Lender Claims and Old Notes........................26
         7.5      Means Of Cash Payment..........................................................................26
         7.6      Delivery Of Distributions......................................................................26
         7.7      Surrender of Securities and Instruments........................................................26
         7.8      Withholding And Reporting Requirements.........................................................27
         7.9      Setoffs........................................................................................27

Article VIII      PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                  DISTRIBUTIONS WITH RESPECT THERETO.............................................................28
         8.1      Prosecution Of Objections to Claims............................................................28
         8.2      Treatment of Disputed Claims...................................................................28
         8.3      Disputed Claims Reserves.......................................................................28
         8.4      Distributions on Account of Disputed Claims Once They Are Allowed and Additional
                  Distributions on Account of Previously Allowed Claims..........................................28

Article IX        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................29
         9.1      Conditions To Confirmation.....................................................................29
         9.2      Conditions To Effective Date...................................................................29
         9.3      Waiver Of Conditions...........................................................................30

Article X         RETENTION OF JURISDICTION......................................................................30

Article XI        MISCELLANEOUS PROVISIONS.......................................................................31
         11.1     Professional Fee Claims........................................................................31
         11.2     Administrative Claims Bar Date.................................................................31
         11.3     Payment Of Statutory Fees......................................................................32
         11.4     Modifications and Amendments...................................................................32
         11.5     Revocation and Withdrawal of the Plan..........................................................32
         11.6     Severability Of Plan Provisions................................................................32
         11.7     Conflicts......................................................................................32
         11.8     Successors And Assigns.........................................................................33
         11.9     Compromises and Settlements After Confirmation.................................................33
         11.10    Releases And Satisfaction Of Subordination and Other Rights....................................33
         11.11    Discharge Of The Debtors.......................................................................33
         11.12    Injunction.....................................................................................33
         11.13    Exculpation And Limitation Of Liability........................................................33
         11.14    Binding Effect.................................................................................34
         11.15    Effect of Non-Consummation.....................................................................34
         11.16    Plan Exhibits..................................................................................34
         11.17    Notices  34
         11.18    Creditors' Committee and Plan Committee........................................................35
         11.19    Term of Injunctions or Stays...................................................................36
         11.20    Termination of Litigation......................................................................36

                                  Article I

                     DEFINITIONS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

A.       Scope of Definitions; Rules of Construction

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       Definitions

         "Accredited Investor" means "accredited investor," as defined in Rule 501(a) of the Securities Act of 1933, as amended.

         "Acquired Assets" means all of the assets to be sold, assigned, transferred and delivered to the Purchaser pursuant to the Purchase Agreement.

         "Acquired Product Lines" means the Debtors' business of designing, manufacturing, marketing and selling plastic cutlery, matches, toothpicks and other wooden and plastic consumer items.

         "Additional Consideration" means, at the Purchaser's election, (i) $6,000,000 in cash payable by wire transfer of immediately available funds or
(ii) shares of the Jarden Corporation's Common Stock with an aggregate Fair Market Value of $6,000,000 as of the date of delivery, which shares shall be freely tradeable, registered and qualified for listing prior to their issuance, to be paid no later than six (6) months after Closing, secured by the Letter of Credit.

         "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges properly assessed against the Estates under 28 U.S.C. ss. 1930, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

         "Affiliate" means any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined.

         "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either
(i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in this Plan.

         "Alternative Transaction" means a sale of the DBI Assets, the DBOC Debtors' Assets, or both, as the case may be, to the Purchaser pursuant to the Purchase Agreement pursuant to sections 363, 365, and any other applicable provisions of the Bankruptcy Code.

         "Alternative Transaction Order" means the order entered by the Bankruptcy Court approving an Alternative Transaction.

         "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

         "Assumed Obligations" means "Assumed Obligations" as such term is defined in the Purchase Agreement.

         "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 3.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

         "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtors.

         "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

         "Cash" means legal tender of the United States or equivalents thereof.

         "Cash Consideration" means the Cash paid for the Acquired Assets pursuant to the Purchase Agreement, including the $1 million deposited in accordance with the Bankruptcy Court's Scheduling Order Establishing (I) Procedures with Respect to Filing of Amended Proposed Plans of Reorganization and (II) Hearing to Consider Proposed Plans of Reorganization, dated October 30, 2002 and pursuant to the terms of the Purchase Agreement and the Earnest Money Deposit Agreement.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.).

         "Chapter 11 Case" means the jointly administered chapter 11 cases of the Debtors.

         "Charging Lien" means any Lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustees are entitled, pursuant to the Old Indentures, against distributions to be made to holders of Old Note Claims for payment of any Indenture Trustee Fees.

         "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

         "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be ninety (90) days after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Debtors or the Reorganized Debtors.

         "Class" means a category of holders of Claims or Interests, as described in Article II of this Plan.

         "Closing" means the closing of the transactions contemplated by the Purchase Agreement upon the terms and subject to the satisfaction of the conditions therein.

         "Collateral" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

         "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

         "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         "Creditor" means any Person who holds a Claim against any of the Debtors.

         "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

         "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         "DBI" means Diamond Brands Incorporated.

         "DBI Assets" means all of the Acquired Assets and all Acquired Product Lines of DBI purchased by the Purchaser pursuant to the terms of the Purchase Agreement.

         "DBI Interests" means the common stock of Diamond Brands Incorporated, together with any other options, warrants, conversation rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any common or preferred stock or other equity interest in DBI, and any contracts, subscriptions, commitments or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in DBI.

         "DBI Plan" means this Joint Chapter 11 Plan of Reorganization as it relates to DBI, and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

         "DBI Recovery Pool" means the consideration to be distributed on account of the DBOC Interests to the DBI Estate, and the subsequent distributions by the DBI Estate to holders of Allowed Class H3 Claims, pursuant to the allocation and settlement provisions set forth in Sections
4.16 and 4.17 of this Plan.

         "DBOC" means Diamond Brands Operating Corp.

         "DBOC Debtors" means DBOC, Forster, Inc. and Diamond Brands
Kansas, Inc.

         "DBOC Debtors' Assets" means all of the Acquired Assets and Acquired Product Lines of the DBOC Debtors purchased by the Purchaser pursuant to the terms of the Purchase Agreement.

         "DBOC Debtors' Plan" means this Joint Amended Chapter 11 Plan of Reorganization as it relates to the DBOC Debtors, and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

         "DBOC Interests" means all Interests against the DBOC Debtors, including the common stock of Diamond Brands Operating Corp.

         "DBOC Unsecured Creditor Distribution Pool" means the consideration to be distributed by Reorganized DBOC to holders of Allowed Class O3 Claims pursuant to the allocation and settlement provisions set forth in Sections
4.16 and 4.17 of this Plan.

         "Debtor(s)" means, individually, and collectively, DBI, DBOC, and DBOC's direct subsidiaries, Forster, Inc. and Diamond Brands Kansas, Inc., including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         "DIP Facility" means the debtor-in-possession credit facility entered into between the Debtors and the Lenders during the Chapter 11 Case, which was approved by the Bankruptcy Court on a final basis on July 13, 2001.

         "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility, including without limitation the Interest Rate Swap Agreement.

         "DIP Lender" means the lenders under the DIP Facility.

         "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         "Disbursing Agent" means the Reorganized Debtors or any party designated by the Reorganized Debtors, in conjunction with the Creditors' Committee, to serve as disbursing agent under the Plan.

         "Disputed Claim" means any Claim that has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and

             (a) if no Proof of Claim has been filed by the applicable Bar Date, a Claim which has been listed on the Schedules as unliquidated, contingent, or disputed, or in zero or unknown amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

             (b) if a Proof of Claim has been filed by the applicable Bar Date, a Claim designated on such Proof of Claim in zero or unknown amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

             (c) if a Proof of Claim has been filed by the applicable Bar Date
(i) a Claim designated on such Proof of Claim as unliquidated, contingent or disputed; and (ii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

             (d) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed;

             (e) or that is disputed in accordance with the provisions of this Plan.

         "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors, to holders of Allowed Claims entitled to receive distributions under this Plan.

         "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         "Earnest Money Deposit Agreement" means that certain deposit letter from the Purchaser addressed and delivered to the Debtors in accordance with the Scheduling Order.

         "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article IX of this Plan have been satisfied or waived as provided in Article IX of this Plan and is the effective date of the Plan.

         "Environmental Laws" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety, pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release (as that term is defined in CERCLA), threatened Release, control, or cleanup of any Hazardous Substances (including without limitation CERCLA and analogous state laws), each as amended or in effect prior to, on or after the Closing.

         "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

         "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         "Fair Market Value" of each share of the Buyer's Common Stock (as defined in the Purchase Agreement) means, as of the date of issuance, the average of the closing prices of the sales of the Buyer's Common Stock on all securities exchanges on which the Buyer's Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Buyer's Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Buyer's Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period consisting of the twenty (20) consecutive Business Days immediately preceding the fifth Business Day preceding the date of issuance.

         "Final Order" means an order or judgment, the operation or effect of which has not been reversed or stayed, is no longer subject to appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review, reargument, or rehearing has been requested or is then pending and the time to file any such appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing has expired or as to which any right to appeal, petition for certiorari, reargue, or seek rehearing shall have been waived in writing in form and substance satisfactory to the Debtors and the Purchaser.

         "General Unsecured Claim" means a Claim against a Debtor that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Claim, or Subordinated Claim, including all Old Note Claims.

         "Governmental Authorities" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and includes the Bankruptcy Court.

         "Hazardous Substances" means any pollutants, contaminants or chemicals, and any industrial, toxic or otherwise hazardous materials, substances or wastes with respect to which liability or standards of conduct are imposed under any Environmental Laws, including, without limitation, petroleum and petroleum-related substances, and asbestos.

         "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         "Indenture Trustee Fees" means the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan.

         "Indenture Trustees" means the indenture trustees for each of the Old Notes.

         "Intercompany Claim" means, as the case may be, any (a) account reflecting intercompany book entries by one Debtor with respect to another Debtor, or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

         "Interest" means the rights and interests of the holder of any equity security, including options or warrants to purchase equity securities, stock appreciation rights or other rights to purchase or deliver in exchange for equity securities, with respect to Debtors, and includes Debtors' common stock (including the Old Common Shares), preferred stock, options or warrants to purchase or otherwise acquire the same and Claims arising out of the purchase and sales.

         "Interest Rate Swap Agreement" means that certain agreement styled "Interest Rate Swap Agreement" entered into as of the 7th day of May, 1998, in connection with the pre-petition credit facility provided to DBOC on or about April, 1998, with Wells Fargo Bank, National Association as Floating Rate Payer. Claims arising under and in connection with the Interest Rate Swap Agreement are Allowed DIP Facility Claims.

         "Lender" means a "Lender" as defined in the DIP Facility.

         "Letter of Credit" means the letter of credit to be issued by Bank of America for the benefit of the Reorganized Debtors no later than ten (10) Business Days prior to Closing, acting by the Plan Administrator and/or Jarden Corporation, to secure the obligation of the Purchaser in connection with the Additional Consideration, which shall be in a form reasonably acceptable to the Debtors, the Plan Administrator, and the Creditors' Committee.

         "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section 4.12 of this Plan.

         "Local Rules" means the Local Rules of the United States Bankruptcy Court for the District of Delaware.

         "Net Available Unsecured Creditor Proceeds" means all proceeds derived from the sale or other liquidation of the assets of the Debtors' Estates, pursuant to this Plan or otherwise, remaining after payment in full of all Allowed Administrative Claims, Allowed DIP Facility Claims, Allowed Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Cure payments, and any other costs and expenses related to the consummation and implementation of this Plan (subject to the Purchaser's obligations in connection with such Claims under the Purchase Agreement).

         "Old Common Shares" means the common shares of DBI issued and outstanding as of the Petition Date.

         "Old Indentures" means the (a) Indenture, dated as of April 21, 1998, between Diamond Brands Operating Corp. and State Street Bank and Trust Company, as Indenture Trustee for the 10 1/8% Senior Subordinated Notes due 2008 issued by DBOC; and (b) the Indenture, dated as of April 21, 1998, between Diamond Brands, Inc. and State Street Bank and Trust Company, as predecessor Indenture Trustee, pursuant to which HSBC Bank USA is the successor Indenture Trustee for the 12 7/8% Senior Discount Notes due 2009 issued by DBI and the 12 7/8% Convertible Notes due 2009 issued by DBI.

         "Old Note Claims" means any Claim arising from the Old Notes.

         "Old Notes" means the (a) 10 1/8% Senior Subordinated Notes due 2008 issued by DBOC; (b) the 12 7/8% Senior Discount Notes due 2009 issued by DBI; and (c) the 12 7/8% Convertible Notes due 2009 issued by DBI.

         "Old Securities" means, collectively, the Old Common Shares and the Old Notes.

         "Operating Reserve" means the reserve account to be established and maintained by the Reorganized Debtors into which the Reorganized Debtors shall from time to time deposit Cash to fund, among other things, the fees and expenses of the Plan Administrator, the Reorganized Debtors, the Plan Committee, and each of their respective professionals, as set forth more fully in the Plan Administration Agreement.

         "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         "Permitted Liens" means (i) statutory liens for current property Taxes and assessments not yet due and payable, including, without limitation, liens for ad valorem Taxes and statutory liens not yet due and payable arising other than by reason of any default on the part of the Debtors, and (ii) easements, covenants, conditions, restrictions and other similar matters of record on real property, leasehold estates or personalty that do not in any material respect detract from the value of the property subject thereto thereof and do not individually or in the aggregate in any material respect interfere with the present use of the property subject thereto with respect to the Acquired Product Lines.

         "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

         "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

         "Plan" means, individually, the DBI Plan and the DBOC Debtors' Plan.

         "Plan Administrator" means the person designated by the Debtors and the Creditors' Committee prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administration Agreement and to take such other actions as may be authorized under the Plan Administration Agreement, and any successor thereto.

         "Plan Administrator Agreement" means the agreement to be entered into between and among the Debtors and the Plan Administrator, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, which will be filed prior to the Confirmation Hearing.

         "Plan Committee" means the Creditors' Committee, as reconstituted after the Confirmation Date to monitor implementation of the Plan and to take such other actions as are set forth in the Plan or as may be approved by the Bankruptcy Court.

         "Plan Exhibit" means any exhibit or schedule attached hereto.

         "Plan Proponents" means Jarden Corporation, a Delaware corporation, and the Debtors.

         "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         "Professional" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

         "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

         "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

         "Proof of Claim" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

         "Purchase Agreement" means the Asset Purchase Agreement dated as of November 27, 2002 between Debtors and the Purchaser, which is attached hereto as Exhibit 1, pursuant to which the Purchaser agrees to purchase the Acquired Assets of the Debtors upon and subject to the terms and conditions contained in the Purchase Agreement and the Plan.

         "Purchase Price" means the aggregate consideration to be paid for the Acquired Assets, equal to the sum of (i) the Cash Consideration plus (ii) the Additional Consideration.

         "Purchaser" means Jarden Corporation or one or more of its Affiliates (which shall be formed by Jarden Corporation prior to the Closing if not already in existence) whom Jarden Corporation designates to consummate the Closing.

         "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         "Reorganized Debtor(s)" means, individually, any Reorganized Debtor and, collectively, all Reorganized Debtors, on or after the Effective Date.

         "Restructuring Transactions" has the meaning ascribed thereto in
Section 4.7 of this Plan.

         "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements as may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

         "Scheduling Order" mean the Bankruptcy Court's Scheduling Order Establishing (I) Procedures with Respect to Filing of Amended Proposed Plans of Reorganization and (II) Hearing Date to Consider Proposed Plans of Reorganization dated October 30, 2002.

         "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code. For purposes of classification and treatment, the definition of Secured Claim shall exclude DIP Facility Claims.

         "Sharing Percentage" means 50% of Allowed Administrative Claims paid after the date of the Purchase Agreement in excess of $3,000,000 but only up to $4,700,000.

         "Subordinated Claims" means any Claim subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

         "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or (5) of the Bankruptcy Code.

         "Total Consideration" means the aggregate of the Cash Consideration, the Additional Consideration, the Sharing Percentage (only to the extent payable pursuant to section 2.1(b) of the Plan), and the Assumed Obligations.

         "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         "Unimpaired Claim" means a Claim that is not an Impaired Claim.

         "Voting Record Date" means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

C.       Rules of Interpretation

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan,
(d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and
(f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.       Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                Article II

            CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

The Plan is premised on the substantive consolidation of the Estates that comprise the DBOC Debtors only for purposes of voting on, distributions under, and Confirmation of the Plan. The Plan does not provide for the substantive consolidation of DBI and the DBOC Debtors for any purpose, and thus this Plan constitutes separate plans for each of DBI and the DBOC Debtors.

         2.1 Unclassified Claims.

             In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth immediately below.

             (a) DIP Facility Claims

             On the Effective Date, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim (i) Cash equal to the principal amount of the DIP Loans, and without duplication, amounts owing pursuant to early termination provision of the Interest Rate Swap Agreement (provided that the Termination Amount as defined in the Interest Rate Swap Agreement shall be determined as follows: (x) prior to the Confirmation Date, the Purchaser and Wells Fargo Bank, National Association shall select five (5) national leading commercial banks (the "Confirmation Banks") which each shall be directed to provide the parties with the Termination Amount as of the close of the market (12:00 noon, Pacific Standard Time) on the Effective Date, (y) the highest and lowest figures provided by the Confirmation Banks shall be disregarded, and the remaining three figures shall be averaged, (z) the average of the three remaining figures provided by the Confirmation Banks as provided in (y) herein shall be conclusively accepted by the parties as the Termination Amount to be paid by Purchaser), together with all accrued and unpaid interest, fees, expenses and charges as set forth in the DIP Facility or as incurred in connection with the Interest Rate Swap Agreement or (ii) such other treatment as to which DBOC and such holder shall have agreed upon in writing. The DIP Facility Claims shall be deemed Allowed in the amounts reflected in the books and records of Wells Fargo Bank, National Association, as Administrative Agent in connection with the DIP Facility and as Floating Rate Payer to the Interest Rate Swap Agreement, as of the Effective Date together with all accrued and unpaid fees, expenses and charges, including legal expenses.

             (b) Administrative Claims

             Except as otherwise provided in this Plan, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor, and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto. The Purchaser shall pay to or on behalf of the Debtors Cash up to an amount equal to the Sharing Percentage as and when Allowed Administrative Claims in excess of $3,000,000 are paid or to be paid by the Debtors.

             (c) Priority Tax Claims

             Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not to exceed six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

             (d) Indenture Trustees' Fees and Expenses

             On or as soon reasonably practicable after the Effective Date, the Reorganized Debtors shall distribute to each Indenture Trustee on behalf of the Old Note Claims the distributions set forth in Section 2.2 of the Plan, subject to the right of the pertinent Indenture Trustee to assert its Charging Lien against the distributions to the extent the Indenture Trustee Fees remain unpaid. Each Indenture Trustee's Charging Lien will be discharged solely upon payment in full of the Indenture Trustee Fees. Accordingly, nothing herein shall be deemed to impair, waive or discharge the Charging Lien, for any fees and expenses not paid by the Reorganized Debtors.

         2.2 Classified Claims and Interests.

                  Summary.

             The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to ss.ss. 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies for the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies for the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

PURSUANT TO SECTION 5.1 OF THE PLAN, THE DBOC DEBTORS WILL BE SUBSTANTIVELY CONSOLIDATED FOR LIMITED PLAN PURPOSES. BECAUSE THE PLAN IS A "POT" PLAN AS TO THE DBOC DEBTORS, DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS IN CLASSES O1 THROUGH O3 WILL BE EQUAL AND RATABLE AS TO THE CREDITORS WITHIN EACH CLASS REGARDLESS OF THE DEBTOR AGAINST WHICH SUCH CREDITOR HOLDS AN ALLOWED CLAIM.

             (a) The classification of Claims and Interests against DBI pursuant to this Plan is as follows:

                          Class                              Status                      Voting Rights
                          -----                              ------                      -------------
Class H1         --     Secured Claims                     Unimpaired                 not entitled to vote

Class H2         --     Other Priority Claims              Unimpaired                 not entitled to vote

Class H3         --     General Unsecured Claims           Impaired                     entitled to vote

Class H4         --     DBI Interests and Subordinated     Impaired                   not entitled to vote
                        Claims


                                   -11-

             (b) The classification of Claims and Interests against the DBOC Debtors pursuant to this Plan is as follows:

                          Class                              Status                      Voting Rights
                          -----                              ------                      -------------
Class O1         --     Secured Claims                     Unimpaired                 not entitled to vote

Class O2         --     Other Priority Claims              Unimpaired                 not entitled to vote

Class O3         --     General Unsecured Claims           Impaired                     entitled to vote

Class O4         --     DBOC Interests                     Impaired                     entitled to vote


         2.3  Classification and Treatment of Claims against DBI.

              (a) Class H1 -- Secured Claims

                  (i) Classification: Class H1 consists of all Secured Claims against DBI.

                  (ii) Treatment: On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class H1 Claim, or (iii) the date such Class H1 Claim becomes payable pursuant to any agreement between DBI and the holder of such Class H1 Claim, each holder of any Allowed Class H1 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class H1 Claim, (x) Cash equal to the unpaid portion of such Allowed Class H1 Claim or (y) such other treatment as to which DBI and such holder shall have agreed upon in writing.

                  (iii) Voting. Class H1 is not impaired and the holders of Allowed Class H1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class H1 are not entitled to vote to accept or reject the Plan.

              (b) Class H2 -- Other Priority Claims against DBI

                  (i) Classification: Class H2 consists of all Other Priority Claims against DBI.

                  (ii) Treatment: On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class H2 Claim, or (iii) the date such Class H2 Claim becomes payable pursuant to any agreement between DBI and the holder of such Class H2 Claim, each holder of any Allowed Class H2 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class H2 Claim, (x) Cash equal to the unpaid portion of such Allowed Class H2 Claim or (y) such other treatment as to which DBI and such holder shall have agreed upon in writing.

                  (iii) Voting: Class H2 is not impaired and the holders of Allowed Class H2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class H2 are not entitled to vote to accept or reject the Plan.

            Class H3 -- General Unsecured Claims.

                  (iv) Classification: Class H3 consists of all General Unsecured Claims against DBI.

                  (v) Treatment: On or as soon as reasonably practicable after the Distribution Date, each holder of an Allowed Class H3 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class H3 Claim, its Pro Rata share of 100% of the DBI Recovery Pool, received by the DBI Estate pursuant to Section 2.4(d)(ii) of this Plan.

                  (vi) Voting: Class H3 is impaired and is entitled to vote to accept or reject the Plan.

            Class H4 -- DBI Interests and Subordinated Claims.

                  (vii) Classification: Class H4 consists of all DBI Interests and Subordinated Claims against DBI.

                  (viii) Treatment: The holders of Class H4 DBI Interests and Subordinated Claims against DBI shall neither receive any distributions nor retain any property under the Plan. All such Claims and Interests shall be cancelled.

                  (ix) Voting: Class H4 is impaired, but because no distributions will be made to holders of Class H4 Claims nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class H4 is not entitled to vote to accept or reject the Plan.

         2. 4  Classification and Treatment of Claims Against DBOC Debtors.

              (c) Class O1 -- Secured Claims.

                  (i) Classification: Class O1 consists of all Secured Claims against the DBOC Debtors.

                  (ii) Treatment: On, or as soon as reasonably practicable, after the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class O1 Claim, or (iii) the date such Class O1 Claim becomes payable pursuant to any agreement between a DBOC Debtor and the holder of such Class O1 Claim, each holder of an Allowed Class O1 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class O1 Claim (x) Cash equal to the unpaid portion of such Allowed Class O1 Claim or (y) such other treatment as to which a DBOC Debtor and such holder shall have agreed upon in writing.

                  (iii) Voting: Class O1 is not impaired and the holders of Allowed Class O1 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class O1 are not entitled to vote to accept or reject the Plan.

              (d) Class O2 -- Other Priority Claims.

                  (i) Classification: Class O2 consists of all Other Priority Claims against the DBOC Debtors.

                  (ii) Treatment: On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class O2 Claim, or (iii) the date such Class O2 Claim becomes payable pursuant to any agreement between a DBOC Debtor and the holder of such Class O2 Claim, each holder of an Allowed Class O2 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class O2 Claim (x) Cash equal to the unpaid portion of such Allowed Class O2 Claim or (y) such other treatment as to which a DBOC Debtor and such holder shall have agreed upon in writing.

                  (iii) Voting: Class O2 is not impaired and the holders of Allowed Class O2 Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class O2 are not entitled to vote to accept or reject the Plan.

              Class O3 -- General Unsecured Claims.

                  (iv) Classification: Class O3 consists of all General Unsecured Claims against DBOC Debtors.

                  (v) Treatment: On or as reasonably practicable after the Distribution Date, each holder of an Allowed Class O3 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class O3 Claim, its Pro Rata share of 100% of the DBOC Unsecured Creditor Distribution Pool.

                  (vi) Voting: Class O3 is impaired and is entitled to vote to accept or reject the Plan.

              Class O4 - DBOC Interests.

                  (vii) Classification: Class O4 consists of all DBOC Interests.

                  (viii) Treatment: The holders of DBOC Interests shall receive the DBI Recovery Pool, which shall be distributed to the DBI Estate on account of such Interests. After such distribution to the DBI Estate, all of the DBOC Interests shall be deemed cancelled or extinguished.

                  (ix) Voting: Class O4 is impaired and is entitled to vote to accept or reject the Plan.

         2.5 Reservation of Rights Regarding Claims.

             Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                Article III

                    ACCEPTANCE OR REJECTION OF THE PLAN

         3.1 Impaired Classes of Claims and Interests Entitled to Vote.

              Subject to Section 3.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         3.2 Acceptance by an Impaired Class.

              In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         3.3 Presumed Acceptances by Unimpaired Classes.

              Classes H1, H2, O1, and O2 are Unimpaired by the Plan. Under
section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         3.4 Classes Deemed to Reject Plan.

              Holders of Claims and Interests in Class H4 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, Class H4 is deemed to reject the Plan, and Class H4 votes will not be solicited.

         3.5 Summary of Classes Voting on the Plan.

              As a result of the provisions of Sections 3.3 and 3.4 of this Plan, the votes of holders of Claims in Classes H3, O3, and O4 will be solicited with respect to this Plan.

         3.6 Confirmation Pursuant to Section 1129(b) of the
Bankruptcy Code.

              To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents, with the consent of the Creditors' Committee, will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                Article IV

                    MEANS FOR IMPLEMENTATION OF THE PLAN

         4.1 Consummation of the Transactions Contemplated by the Purchase Agreement.

              On the Effective Date, the Debtors shall consummate the transactions contemplated by the Purchase Agreement pursuant to the terms of the Purchase Agreement in exchange for the Total Consideration; provided that the conditions precedent set forth in the Purchase Agreement have been satisfied in accordance with the terms of the Purchase Agreement (or waived by the Purchaser or the Debtors, as the case may be, in its or their sole discretion).

              (a) Transfer of Acquired Assets

              On the Effective Date, the Debtors will tender to the Purchaser duly executed bills of sale and assignment or other appropriate instruments and documents transferring title to and interest in those Acquired Assets and Acquired Product Lines, subject to Permitted Liens, conveyed to the Purchaser pursuant to the Purchase Agreement free and clear of all Liens and interests.

              (b) Unassumed Liabilities

              The Purchaser is acquiring the Acquired Assets and the Acquired Products Lines free and clear of the Unassumed Liabilities (as defined in section 2.4 of the Purchase Agreement). Confirmation of the Plan shall be deemed a release of all Liens and all Unassumed Liabilities, in each case, as to the Acquired Assets and the Acquired Product Lines.

              (c) Other Documents and Actions

              On the Effective Date, the Debtors will deliver, or cause to be delivered, to the Purchaser all other certificates and documents required to be delivered by the Debtors under the Purchase Agreement, in such form and executed in such manner as required by the Purchase
Agreement.

         4.2 Funding of Cash from Purchaser on the Effective Date.

              The Purchase Price will be distributed as follows:

              (a) Cash Consideration

         The Cash Consideration will be paid directly to the DIP Lenders to the extent of the Debtors' outstanding indebtedness obligations, including all fees, expenses, and charges as set forth in the DIP Loan Agreement, but excluding all accrued interest (which interest will be paid from the Debtors'
Cash). Any remaining Cash Consideration will be paid to the Debtors which will make all payments (including the setting aside of reserves to pay Disputed Claims and Allowed Claims which are to be paid after the Effective Date) required to be made under this Plan by the Debtors or the Disbursing Agent.
On the Effective Date, the Interest Rate Swap Agreement shall be terminated as of the close of the market on the Effective Date, and the Purchaser shall pay all amounts owing under and in connection with the Interest Rate Swap Agreement (provided that the Termination Amount as defined in the Interest Rate Swap Agreement shall be determined as follows: (i) prior to the Confirmation Date, the Purchaser and Wells Fargo Bank, National Association shall select five (5) national leading commercial banks (the "Confirmation Banks") which each shall be directed to provide the parties with the Termination Amount as of the close of the market (12:00 noon, Pacific Standard Time) on the Effective Date, (ii) the highest and lowest figures provided by the Confirmation Banks shall be disregarded, and the remaining three figures shall be averaged, (iii) the average of the three remaining figures provided by the Confirmation Banks as provided in (ii) herein shall be conclusively accepted by the parties as the Termination Amount to be paid by Purchaser), including fees, expenses and charges, including legal expenses.

                  (b)      Additional Consideration

         On and after the Effective Date, the Additional Consideration will be delivered to the Debtors unless other Persons are designated in writing from the Reorganized Debtors to the Purchaser no later than January 22, 2003. At least ten (10) Business Days prior to Closing, the Additional Consideration shall be secured by a Letter of Credit to be delivered by the Purchaser at Closing. If the Reorganized Debtors do not properly designate such Person(s), the Additional Consideration will be delivered to the Reorganized Debtors and the Reorganized Debtors will make all disbursements (including the setting aside of reserves to pay Disputed Claims and Allowed Claims which are to be paid after the Effective Date) in accordance with and required to be made under this Plan with the cooperation of the Purchaser with respect to the issuance and distribution of the Additional Consideration.

         4.3 Sources for Plan Distributions.

             All Cash necessary for the Debtors or the Disbursing Agent to make payments of Cash pursuant to the Plan shall be obtained from the Cash Consideration and the Additional Consideration obtained from the consummation of the transactions contemplated by the Purchase Agreement, and Cash or other assets, if any, excluded from the Acquired Assets which is property of one or more Estates.

         4.4 Continued Corporate Existence.

             Subject to the provisions of Section 4.1 of this Plan, and the Restructuring Transactions contemplated in Section 4.7 of this Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by the Plan or the Purchase Agreement, for the limited purposes of (a) distributing all of the assets of the Debtors' Estates that are not Acquired Assets or Acquired Product Lines and (b) providing the Purchaser with transition service pursuant to section 8.7 of the Purchase Agreement. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash under this Plan and the Plan Administrator Agreement, the Plan Administrator shall (a) effectuate the dissolution of each Reorganized Debtor in accordance with the laws of the state of its incorporation and (b) resign as the sole officer and sole director of each Reorganized Debtor. Notwithstanding the foregoing, the Plan Administrator shall not effectuate such dissolution of the Reorganized Debtors before the earlier of (a) such time the Reorganized Debtors satisfy any obligations under section 8.7 to provide the Purchaser with transition service and (b) one year after the Closing.

         4.5 Cancellation Of Old Securities and Agreements

              (a) On the Effective Date, the Old Securities, the Old Indentures, and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a a Debtor, shall be automatically canceled and discharged provided, however, that the Old Indentures and Old Notes shall continue in effect solely for the purposes of (i) allowing the holders of the of Claims in Classes H3 and O3 to receive their distributions hereunder, (ii) allowing the Indenture Trustees to make the distributions to be made on account of the Note Claims and (iii) permitting the Indenture Trustees to assert the Charging Lien against such distributions for payment of the Indenture Trustee Fees. Immediately following the completion of distributions to holders of Claims in Classes H3 and O3, the Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

              (b) Nothing herein affects the Indenture Trustees' rights pursuant to the respective Indentures and applicable non-bankruptcy law to assert the Charging Lien, issued pursuant to the pertinent Indenture to secure payment of the Indenture Trustee's fees and expenses, on any distributions hereunder to holders of Claims in Classes H3 and O3. If any Indenture Trustee does not serve as disbursing agent with respect to distributions to its respective holders, then the funds distributed to any such disbursing agent shall be subject to the Charging Lien of the Indenture Trustee under the pertinent Indentures.

         4.6  Certificates of Incorporation and By-laws

             The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code.

         4.7  Restructuring Transactions

              (a) On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

              (b) The Restructuring Transactions shall include the election by DBOC, in accordance with applicable provisions of Delaware corporate law, to become a limited liability company. The Confirmation Order shall authorize DBOC to become a limited liability company in accordance with Delaware law after Confirmation and prior to the Effective Date. Upon DBOC becoming a limited liability company, such limited liability company shall continue to be a Debtor in these Chapter 11 Cases and shall be deemed to be a successor in interest to DBOC as a corporation in all respects.

         4.8  Compensation and Benefit Programs

              The Purchaser shall assume only those employee compensation and benefit programs as expressly provide by schedule 2.1.1.22 of the Purchase Agreement. To the extent that an employee compensation or benefit plan is not listed on schedule 2.1.1.22 of the Purchase Plan, such employee compensation or benefit plan shall be deemed rejected

              On the Effective Date, the Purchaser will become the contributing sponsor of the Diamond Brands, Inc. Retirement Plan for Hourly Paid Employees and the Forster, Inc. Employees Pension Plan ("Pension Plans"), as defined under 29 U.S.C. ss. 1301(a)(13) and 29 C.F.R. ss. 4001.2, or member of the contributing sponsor's controlled group, as defined under 29 U.S.C. ss. 1302(a)(14) and 29 C.F.R. ss. 4001.2. The Debtors do not believe that they are the sponsor of any other employee pension plan. As a contributing sponsor (or member of the controlled group) of the Pension Plans, the Purchaser will fund the Pension Plans in accordance with the minimum funding standards under ERISA, 29 U.S.C. ss. 1082, pay all required PBGC insurance premiums, 29 U.S.C. ss.1307, and comply with all requirements of the Pension Plans and ERISA. The Pension Plans are defined benefit pension plans insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA, 29 U.S.C. ss.ss. 1301-1461. The Pension Plans are subject to the minimum funding requirements of ERISA, 29 U.S.C. ss. 1084, and section 412 of the Internal Revenue Code, 26 U.S.C. ss.
412. No provision of or proceeding within the Debtors' reorganization proceedings, this Plan, nor the Confirmation Order shall in any way be construed as discharging, releasing or relieving the Debtors, Reorganized Debtors or any other party (other than the Purchaser) in any capacity, from any liability with respect to the Pension Plans or any other defined benefit pension plan under any law, governmental policy or regulatory provision. With respect to the Purchaser, no provision of or proceeding within the Debtors' reorganization proceedings, this Plan, nor the Confirmation Order shall in any way be construed as discharging, releasing or relieving the Purchaser from any liability that it has by operation of law with respect to the Pension Plans under any law, governmental policy or regulatory provision. PBGC and the Pension Plans shall not be enjoined or precluded from enforcing liability resulting from any of the provisions of this Plan or this Plan's Confirmation.

         4.9  Directors And Officers of Reorganized Debtors

              On the Effective Date, the Plan Administrator shall become the sole officer and director of the Debtors. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         4.10 The Plan Administrator

              (a) Appointment. From and after the Effective Date, an entity to be designated by the Debtors (and approved by the Creditors' Committee) prior to the Confirmation Date shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

              (b) Rights, Powers and Duties of the Reorganized Debtors and the Plan Administrator. The Reorganized Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of a Reorganized Debtor pursuant to the Plan and the Plan Administrator Agreement, and as an estate representative pursuant to 11 U.S.C. ss. 1123(b), shall include, among others:

                  (i) investing the Reorganized Debtors' Cash, including, but not limited to, the Cash held in the Operating Reserve in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

                  (ii) calculating and paying of all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

                  (iii) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of the Reorganized Debtors;

                  (iv) making and filing tax returns for any of the Debtors or Reorganized Debtor;

                  (v) objecting to Claims or Interests filed against any of the Debtors' Estates on any basis;

                  (vi) seeking estimation of contingent or unliquidated claims under 11 U.S.C.ss.502 (c);

                  (vii) seeking determination of tax liability under 11 U.S.C. ss. 505;

                  (viii) prosecuting avoidance actions under 11
     U.S.C.ss.ss.544, 545, 547, 548 and 553;

                  (ix) prosecuting turnover actions under 11 U.S.C.ss.ss.542 and 543;

                  (x) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

                  (xi) dissolving the Reorganized Debtors;

                  (xii) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement;

                  (xiii) coordinating, cooperating and reporting to the Plan Committee;

                  (xiv) filing any necessary post-confirmation reports with the Bankruptcy Court, paying quarterly fees pursuant to 28 U.S.C. ss. 1930(a)(6) for each of the Debtors until the entry of a final decree for the respective Debtor, and filing a final report pursuant to Rule 5009-1(c) of the Local Rules prior to the entry of a final decree for any respective Debtor; and

                  (xv) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administrator Agreement, including, in the event that the Purchaser elects to pay the Additional Consideration in shares of the Buyer's Common Stock, determining the most cost effective means to provide for the liquidation of any fractional shares that would otherwise be distributed to creditors.

              (c) Compensation of the Plan Administrator. The Plan Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Plan Committee. The Plan Administrator shall deliver to the Plan Committee detailed written invoices with respect to requests for payment of any such fees and expenses.

              (d) Indemnification. The Reorganized Debtors shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors or the implementation or administration of the Plan, other than acts or omissions resulting from the willful misconduct or gross negligence of the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such). To the extent the

Reorganized Debtors indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

              The Reorganized Debtors and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized Debtor) and the Plan Administrator's and the Reorganized Debtors' agents, representatives, professionals and employees (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence. To the extent Reorganized Debtor and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

              (e) Authority to Object to Claims and Interests and to Settle Disputed Claims. From and after the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized (i) to object to any Claims or Interests filed against any of the Debtors' Estates which are not deemed as Allowed Claims under the Plan and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                  (i) If the Disputed Claim Amount of the Disputed Claim is less than $50,000, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle a Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

                  (ii) If the Disputed Claim Amount of the Disputed Claim is more than $50,000 but less than $500,000, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon seven (7) Business Days' notice to the Plan Committee.

                  (iii) If the Disputed Claim Amount of the Disputed Claim is greater than $500,000, or involves the settlement of any claim of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement.

              If the Plan Committee objects to the proposed settlement of a Disputed Claim within the prescribed time deadlines set forth above in such form as the Plan Committee deems reasonably appropriate, then (A) if the Plan Committee withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the Plan Committee does not withdraw its objection, the Plan Administrator shall have the option of (I) forgoing entry into the settlement agreement that is the subject of the Plan Committee's objection,
(II) modifying the terms of the settlement agreement in a way that results in the Plan Committee withdrawing its objection, or (III) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the Plan Committee's objection. Claims Allowed in the Plan shall not be subject to objection.

         4.11 No Revesting of Assets; Releases of Liens

              The property of the Debtors' Estates after giving effect to the transactions set forth in sections 4.1 and 4.7 of this Plan shall not be vested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to holders of Allowed Claims in accordance with the provisions of the Plan, Plan Administrator Agreement and Confirmation Order. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan, the Plan Administrator Agreement and the Confirmation Order.

         4.12 Preservation Of Rights Of Action

              Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity that are not transferred to Purchaser pursuant to Section 4.1 of this Plan. Each Debtor or its successor(s), in consultation with the Plan Committee, may pursue such retained Litigation Claims as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

         4.13 Effectuating Documents; Further Transactions

              The chief executive officer, chief financial officer, or any other appropriate officer of DBI or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of DBI or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         4.14 Section 1146 Exemption From Certain Transfer Taxes

              Pursuant to section 1146(c) of the Bankruptcy Code, any issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         4.15 Releases and Related Matters

              (a) Releases by Debtors

              As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Chapter 11 Case or the Plan (other than the rights of the Debtors or the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or the Reorganized Debtors, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors' directors, officers, employees, agents and professionals as of the Petition Date or thereafter, (ii) the Creditors' Committee and the Plan Committee, and their respective members, agents and professionals, (iii) the Plan Administrator, (iv) the Lenders, the agents under the DIP Facility, and their respective agents and professionals, (v)

Wells Fargo, National Association, as Floating Rate Payer under the interest rate agreements with the Debtors, and (vi) the Purchaser, except for the Purchaser's obligations under the Purchase Agreement.

              (b) Injunction Related to Releases

              As further provided in Article XI of this Plan, the Confirmation Order will enjoin the prosecution, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

         4.16 Net Recovery Allocation Mechanics

              On and after the Effective Date, the Net Available Unsecured Creditor Proceeds shall be allocated in two (2) pools: the DBOC Unsecured Creditor Distribution Pool and the DBI Recovery Pool. The amount of the Indenture Trustee Fees incurred by the respective Indenture Trustees shall initially be allocated to the DBI Recovery Pool and the DBOC Unsecured Creditor Distribution Pool, respectively, for distribution to the appropriate Indenture Trustee prior to the distribution set forth in this Section 4.16 and
Section 2.2 of this Plan. The remaining DBOC Unsecured Creditor Recovery Pool shall be distributed to holders of Allowed Class O3 Claims, as set forth in this Plan. The remaining DBI Recovery Pool shall be distributed on account of the DBOC Interests to the DBI Estate, and then distributed by the DBI Estate to the holders of Allowed Class H3 Claims, as set forth in this Plan. The aggregate amount of the Net Available Unsecured Creditor Proceeds allocated to the DBOC Unsecured Creditor Distribution Pool and the DBI Recovery Pool, respectively, shall be calculated so that (a) with respect to the first remaining $6 million of Net Available Unsecured Creditor Proceeds, holders of Allowed Claims in Class O3 shall receive a percentage recovery on their Allowed Claims that is two (2) times the percentage recovery received by holders of Allowed Claims in Class H3, (b) with respect to the next $3 million of Net Available Unsecured Creditor Proceeds, holders of Allowed Claims in Class O3 shall receive a percentage recovery on their Allowed Claims that is four (4) times the percentage recovery received by holders of Allowed Claims in Class H3, and (c) with respect to all Net Available Unsecured Creditor Proceeds in excess of $9 million, holders of Allowed Claims in Class O3 shall receive a percentage recovery on their Allowed Claims that is six (6) times the percentage recovery received by holders of Allowed Claims in Class H3.

         4.17 Intercompany Settlement

              Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, and in consideration for the distributions and other benefits provided under the Plan, this Plan shall constitute a good faith compromise and settlement of all claims and controversies related to intercompany and intercreditor issues between the DBOC Debtors and DBI, including, without limitation, potential disputes relating to (a) the relative valuation of the respective assets of the DBOC Debtors and DBI being acquired by the Purchaser,
(b) requests for substantive consolidation made by certain creditors of DBI,
(c) any other Intercompany Claims and issues between DBI and the DBOC Debtors, and (d) certain tax benefits available to the Estates through DBI's recovery with respect to Class O4. Such settlement, which is effectuated in Section
4.16 of this Plan, shall be binding on all holders of Claims or Interests and all other parties in interest.

         4.18 Conversion of Cases if Plan Not Confirmed

              (a) In the event that Class H3 votes against the Plan, or if the Plan as to DBI is not confirmed for any other reason after the Debtors and the Creditors' Committee have used their reasonable best efforts to confirm the Plan, notwithstanding anything set forth to the contrary in the Plan, at the Confirmation Hearing the Debtors shall request pursuant to a separately filed motion (timely filed and duly served such that it may be considered at the Confirmation Hearing) that the Bankruptcy Court (i) authorize the sale of DBI Assets as described in the Purchase Agreement to the Purchaser pursuant to the Alternative Transaction, and approve the allocation of value received pursuant to the Purchase Agreement between the DBI Estate and the DBOC Estates equivalent to the allocation determined pursuant to Section 4.16 of this Plan pursuant to sections 363 and 105 of the Bankruptcy Code and Bankruptcy Rule 9019, and (ii) subsequently convert the DBI Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code.

              (b) In the event that Class O3 votes against the Plan, or if the Plan as to the DBOC Debtors is not confirmed for any other reason after the Debtors and the Creditors' Committee have used their reasonable best efforts to confirm the Plan, notwithstanding anything set forth to the contrary in the Plan, at the Confirmation Hearing the Debtors shall request pursuant to a separately filed motion (timely filed and duly served such that it may be considered at the Confirmation Hearing) that the Bankruptcy Court (i) authorize the sale of the DBOC Debtors' Assets as described in the Purchase Agreement to the Purchaser pursuant to the Alternative Transaction, and approve the allocation of value received pursuant to the Purchase Agreement between the DBI Estate and the DBOC Estates equivalent to the allocation determined pursuant to Section 4.16 of this Plan pursuant to sections 363 and 105 of the Bankruptcy Code and Bankruptcy Rule 9019, and (ii) subsequently convert the DBOC Debtors' Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code.

                                  Article V

              SUBSTANTIVE CONSOLIDATION AND SETTLEMENT OF CLAIMS

         5.1  Substantive Consolidation

              The Plan does not provide for the substantive consolidation of DBI and the DBOC Debtors. The Plan does, as set forth below, provide for the substantive consolidation of the Estates that comprise the DBOC Debtors, only for purposes of Plan voting, confirmation and distribution purposes.

              The Plan is premised upon the substantive consolidation of the Estates that comprise the DBOC Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in Section 4.7, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the DBOC Debtors of DBOC shall be treated as though they were consolidated for Plan purposes into the assets and liabilities of DBOC; (b) no distributions shall made under the Plan on account of Intercompany Claims; (c) no distributions shall be made under the Plan on account of DBOC Interests; and (d) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect
(i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized DBOC to effect Restructuring Transactions as provided in Section 4.7 of the Plan, (ii) Intercompany Claims,
(iii) DBOC Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

         5.2  Order Granting Substantive Consolidation

              This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Estates with respect to the DBOC Debtors, as described and to the limited extent set forth in Section 5.1 above. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed by the Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Court. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing. Notwithstanding this provision, nothing herein shall affect the obligation of each and every Debtor to pay quarterly fees to the Office of the United States Trustee in accordance with 28 U.S.C. ss. 1930(a)(6).

                                  Article VI

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1  Assumed Contracts And Leases

              (a) As of the Effective Date, each Debtor shall be deemed to have assumed and assigned to the Purchaser, each executory contract and unexpired lease designated by the Purchaser on schedule 2.1.1.5 of the Purchase Agreement which is to be filed and served on each non-Debtor party listed thereon not later than 30 days prior to the Confirmation Hearing, and which schedule shall specify any amounts that the Debtors believe must be paid as Cure. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code approving the assumption and assignment of such contracts and leases. Until the date the Debtor commences the solicitation of votes on the Plan, the Purchaser, in its sole discretion, shall have the ability to amend schedule 2.1.1.5 to include executory contracts and unexpired leases or remove executory contracts and unexpired leases from the such schedule. To the extent that an executory contract or unexpired lease is not listed on schedule 2.1.1.5 of the Purchase Agreement as of the Effective Date, such executory contract or unexpired lease shall be deemed rejected pursuant to section 365 of the Bankruptcy Code.

              (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

         6.2  Payments Related To Assumption Of Contracts and Leases

              Any monetary amounts by which each executory contract and unexpired lease to be assumed and assigned pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure on the Effective Date by (a) the Debtor party to the contract or lease or (b) the assignee of such Debtor party assuming such contract or lease. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that, if there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Purchaser, subject to the terms of the Purchase Agreement, shall have the right to direct the Debtors to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Purchase Agreement or any requirement for adequate assurance of future performance that is not acceptable to the Purchaser. The provisions providing for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto will be set forth in a motion to be filed by the Debtors not later than 30 days prior to the Confirmation Hearing. To the extent that an executory contract or unexpired lease is designated by the Purchaser on schedule 2.1.1.5 of the Purchase Agreement, as described in Section 6.1(a) of this Plan, the Purchaser shall satisfy the Cure obligations with respect to such contracts or leases.

         6.3  Rejected Contracts and Leases

              As of the Effective Date, each executory contract and unexpired lease not listed on schedule 2.1.1.5 of the Purchase Agreement shall be rejected pursuant to section 365 of the Bankruptcy Code. To the extent an executory contract or unexpired lease is not listed on schedule 2.1.1.5, such executory contract or unexpired lease shall be deemed rejected. Each contract or lease that is rejected shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on any schedule shall not constitute an admission by a Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         6.4  Rejection Damages Bar Date

              If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Plan Committee, on or before thirty (30) days after such executory contract of unexpired lease is rejected.

                                 Article VII

                      PROVISIONS GOVERNING DISTRIBUTIONS

        7.1  Distributions For Claims Allowed As Of The Effective Date

              Except as otherwise provided in this Plan or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the Effective Date shall be made on the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.4 of this Plan.

         7.2  Interest On Claims

              Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim (other than a DIP Facility Claim) shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         7.3  Distributions by Disbursing Agent

              (a) Except as set forth in this Section 7.3 of this Plan, the Disbursing Agent shall make all distributions required under this Plan.

              (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

              (c) On the Effective Date, the distributions to be made under the Plan to holders of Old Note Claims shall be made to the respective Indenture Trustee. Distributions to holders of Old Note Claims shall be made by the respective Indenture Trustees, subject to the right of each Indenture Trustee to assert its Charging Lien against such distributions. All payments to holders of Old Note Claims shall only be made to such holders after the surrender by each such holder of the Old Note certificates representing such Old Note Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in Section 7.7(b). Upon surrender of such Old Note certificates, the Indenture Trustees shall cancel and destroy the pertinent Old Notes. As soon as practicable after surrender of the Old Note certificates evidencing Old Note Claims, the respective Indenture Trustees shall distribute to the holder thereof such holder's Pro Rata share of the distribution, but subject to the rights of each Indenture Trustee to assert its Charging Lien against such distribution. Upon full satisfaction of each of the Indenture Trustee's
Fees, the pertinent Indenture Trustee's Charging Lien shall be released. Nothing herein shall be deemed to impair, waive or discharge either Indenture Trustee's Charging Lien for any unpaid fees and expenses.

         7.4 Record Date For Distributions To Holders Of Lender Claims and Old Notes

              At the close of business on the Distribution Record Date, the transfer records for the Old Notes and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Notes or Lender Claims. None of Reorganized Debtor, the Disbursing Agent, the Indenture Trustees nor the administrative agent for the Lenders shall have any obligation to recognize any transfer of such Old Notes or Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         7.5  Means Of Cash Payment

              Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         7.6  Delivery Of Distributions

              (a) Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (or appropriate Indenture Trustees) (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of an Allowed Old Note Claim, at the addresses contained in the official records of the indenture trustee under the Old Indenture, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, The Reorganized Debtors, any Disbursing Agent or the appropriate Indenture Trustee to attempt to locate any holder of an Allowed Claim.

              (b) Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by each of the Indenture Trustees in respect of the Old Note Claims. Accordingly, any Old Note Claim, proof of which is filed by the registered or beneficial holder of an Old Note Claim, respectively, may be disallowed as duplicative of the Claim of the pertinent Indenture Trustee, without need for any further action or Bankruptcy Court order.

         7.7  Surrender of Securities and Instruments

              (a) Old Notes

              Except as provided in Section 7.7(b) of the Plan for lost, stolen, mutilated or destroyed Old Notes, each holder of an Allowed Claim evidenced by an Old Note shall tender such Old Note to the respective Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the respective Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Note to act and the authenticity of any signatures required on the letter of transmittal. All surrendered notes and Old Notes shall be marked as canceled and delivered by the respective Indenture Trustee to Reorganized Debtor.

              (b) Lost, Stolen, Mutilated or Destroyed Old Notes

              In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by an Old Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the Indenture Trustee: (i) evidence satisfactory to the respective Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the respective Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Old Note that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 7.7(b) by a holder of a Claim evidenced by an Old Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Old Note, as applicable.

              (c) Failure to Surrender Canceled Old Notes

              Any holder of an Old Note that fails to surrender or be deemed to have surrendered such note or Old Note before the first (1st) anniversary of the Effective Date shall have its claim for a distribution on account of such Old Note discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property or the Indenture Trustee, and shall not participate in any distribution hereunder, and the distribution that would otherwise have been made to such holder shall be distributed by the pertinent Indenture Trustee to all holders who have surrendered their Note certificates or satisfactorily explained their non-availability to the Indenture Trustee within first (1st) anniversary of the Effective Date.

         7.8  Withholding And Reporting Requirements

              In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and
(b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations.

         7.9  Setoffs

              The Reorganized Debtors may, but shall not be required to, set off against any Claim not deemed an Allowed Claim under the Plan , and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim not deemed an Allowed Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

                                 Article VIII

  PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                      DISTRIBUTIONS WITH RESPECT THERETO

         8.1  Prosecution Of Objections to Claims

              (a) Objections to Claims

              All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

              (b) Authority to Prosecute Objections

              After the Confirmation Date, the Debtors, the Reorganized Debtors, the Creditors' Committee, and the Plan Committee, as the case may be, will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under section 546(c) of the Bankruptcy Code. Except as provided below, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         8.2  Treatment of Disputed Claims

              Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.

         8.3  Disputed Claims Reserves

              Prior to making any distributions to holders of Allowed Claims in Classes H-3 and O-3, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in such Classes, respectively, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in such Classes would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

         8.4 Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

              On each Quarterly Distribution Date, the Reorganized Debtors will make distributions from the Disputed Claims reserves (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                  Article IX

                     CONDITIONS PRECEDENT TO CONFIRMATION
                         AND CONSUMMATION OF THE PLAN

         9.1  Conditions To Confirmation

              The following are conditions precedent to the occurrence of the Confirmation Date:

              (a) the entry of an Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code;

              (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Plan Proponents and to the Creditors' Committee;

              (c) all provisions, terms and conditions hereof and of the Purchase Agreement are approved in the Confirmation Order;

              (d) the entry of the Confirmation Order shall be deemed an approval of all of the transactions contemplated by the Purchase Agreement;

              (e) in the event that the DBI Plan is not confirmed simultaneously with the DBOC Debtors' Plan, entry of the Alternative Transaction Order, in form and substance reasonably acceptable to the Purchaser, DBI and the Creditors' Committee; and

              (f) in the event that the DBOC Debtors' Plan is not confirmed simultaneously with the DBI Plan, entry of the Alternative Transaction Order, in form and substance reasonably acceptable to the Purchaser, DBOC and the Creditors' Committee.

         9.2  Conditions To Effective Date

              The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing in accordance with Section 9.3 of this Plan:

              (a) The Confirmation Order shall have been entered and become a Final Order, in form and substance reasonably satisfactory to the Plan Proponents and to the Creditors' Committee, and shall provide that the Purchaser is authorized, and that the Debtors and the Reorganized Debtors are authorized and directed, to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

              (b) the Debtors shall have entered into the Purchase Agreement;

              (c) the transactions contemplated by the Purchase Agreement have been consummated in accordance with all aspects of the Purchase Agreement as reasonably determined by the Purchaser, and, as may be appropriate, the Debtors or Reorganized Debtors, the Creditors' Committee or the Plan Committee, and the Plan Administrator;

              (d) all Plan Exhibits shall be in form and substance reasonably acceptable to the Plan Proponents and the Creditors' Committee, and shall have been executed and delivered by all parties' signatory thereto; (e) the Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and the agreements or documents created in connection with the Plan;

              (f) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

              (g) in the event that the DBI Plan is not confirmed simultaneously with the DBOC Debtors' Plan, the Alternative Transaction Order shall have become a Final Order; and

              (h) in the event that the DBOC Debtors' Plan is not confirmed simultaneously with the DBI Plan, the Alternative Transaction Order shall have become a Final Order.

         9.3  Waiver Of Conditions

              Each of the conditions set forth in Section 9.1 and 9.2 of the Plan may be waived in whole or in part by the Purchaser, but only with the written consent of the Debtors and the Creditors' Committee (except as to 9.1(e) and (f) and 9.2(g) and (h)), which consent shall not be unreasonably withheld. The failure of a party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  Article X

                           RETENTION OF JURISDICTION

              Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

              (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

              (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors, the Plan Committee, and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

              (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

              (d) effectuate performance of and payments under the provisions of the Plan;

              (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

              (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

              (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

              (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

              (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

              (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

              (k) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

              (l) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

              (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

              (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

              (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

              (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

              (q) enter a final decree closing the Chapter 11 Case.

                                  Article XI

                           MISCELLANEOUS PROVISIONS

         11.1 Professional Fee Claims

              All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

          11.2 Administrative Claims Bar Date

              All requests for payment of an Administrative Claim (other than as set forth in Section 2.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee no later than thirty (30) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) Business Days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

         11.3 Payment Of Statutory Fees

              All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date and shall thereafter be paid by the Reorganized Debtors until the Chapter 11 Case is closed.

         11.4 Modifications and Amendments

              The Plan may be altered, amended or modified by the Plan Proponents under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date with the written consent of the Creditors' Committee, which consent shall not be unreasonably withheld. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Plan Proponents, with the written consent of the Creditors' Committee, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. If the consent required by this section 11.4 is withheld, then the party seeking alteration, amendment or modification may seek Bankruptcy Court approval of such alteration, modification or amendment, which approval (if granted) shall be binding on the party(ies) whose consent had been withheld.

         11.5 Revocation and Withdrawal of the Plan

              The Purchaser reserves the right to revoke and withdraw the Plan at any time prior to the Confirmation Hearing with the written consent of the Debtors and the Creditors' Committee, which consent shall not be unreasonably withheld. If the consent required by this section 11.5 is withheld, then the Purchaser may seek Bankruptcy Court approval of such revocation and withdrawal, which approval (if granted) shall be binding on the party(ies) whose consent had been withheld.

         11.6 Severability Of Plan Provisions

              If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, with the consent of the Creditors' Committee (which consent shall not be unreasonably withheld), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         11.7 Conflicts

              To the extent that any provision of the Disclosure Statement or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflict with or are in any way inconsistent with the terms of the Plan, the Plan shall govern and control except with respect to treatment of holders of Claims or Interests. To the extent that any provision of the Plan conflicts with or is in any way inconsistent with the terms of the Purchase Agreement, the Purchase Agreement shall govern and control.

         11.8 Successors And Assigns

              The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         11.9 Compromises and Settlements After Confirmation

              After Confirmation, but prior to the Effective Date, pursuant to Fed. R. Bankr. P. 9019(a), the Debtors, with the consent of the Creditors' Committee, may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. Any disputes between the Debtors and the Creditors' Committee shall be resolved after notice and hearing by the Bankruptcy Court.

         11.10 Releases And Satisfaction Of Subordination and Other
Rights

              All Claims of the holders of the DIP Facility Claims, and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Article II of this Plan. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of DIP Facility Claims and Old Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         11.11 Discharge Of The Debtors

              Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor, their respective successors or their respective property, except as expressly provided herein.

         11.12 Injunction

              (a) Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, the Plan Committee, or any of their property on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

              (b) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this
Section 11.12.

         11.13 Exculpation And Limitation Of Liability

              (a) None of the Debtors, the Reorganized Debtors, the Creditors Committee, the Plan Committee, the Plan Administrator, the Indenture Trustees, the Lenders, the Purchaser, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

              (b) Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor or Reorganized Debtor, the Purchaser, the Plan Administrator, the Indenture Trustees, the Plan Committee, nor any statutory committee, nor any of their respective present or former members, officers, directors, employees, advisors or attorneys, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct.

              (c) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Section 4.12 of this Plan.

         11.14 Binding Effect

              The Plan shall be binding upon and inure to the benefit of the Purchaser, the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

         11.15 Effect of Non-Consummation

              Subject to the provisions of Section 4.18 of this Plan, if either Confirmation or consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

         11.16 Plan Exhibits

              Any and all Plan Exhibits, or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 11.17 of the Plan.

         11.17 Notices

              Any notice, request, demand, waiver or consent required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         DIAMOND BRANDS, INC.
         1600 South Highway 100
         Suite 122
         Minneapolis, MN 55416
         Att'n: Naresh K. Nakra
         Telephone:    (952) 543-6200
         Facsimile:    (952) 543-6211

         with copies to:

         SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
         333 West Wacker Drive
         Chicago, Illinois  60606-1285
         Att'n:   Timothy R. Pohl, Esq.
         Telephone:    (312) 407-0700
         Facsimile:    (312) 407-0411

         BLANK ROME COMISKY & MCCAULEY LLP
         Blank Rome Comisky & McCauley LLP
         One Logan Square
         Philadelphia, PA 19103
         Att'n:   Raymond L. Shapiro, Esq.
                  Michael Schaedle, Esq.
         Telephone:   (215) 569-5500
         Facsimile:   (215) 569-5555

         KIRKLAND & ELLIS
         200 East Randolph Drive
         Chicago, Illinois 60601
         Att'n: Gary R. Silverman, Esq., Matthew N. Kleiman, Esq., and Geoffrey A. Richards, Esq.
         Telephone:   (312) 861-2000
         Facsimile:   (312) 861-2200


         11.18 Creditors' Committee and Plan Committee

              (a) Dissolution of Creditors' Committee. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of a Final Order concerning such fees.

              (b) Creation of Plan Committee; Procedures. On the Effective Date, the Plan Committee shall be formed and constituted. The Plan Committee shall consist of not more than three (3) Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court at or before the Confirmation Hearing. In the event that no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan

Administrator Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

              (c) Function and Duration; Compensation and Expenses. The Plan Committee (i) shall be responsible for (A) instructing and supervising the Reorganized Debtors and the Plan Administrator with respect to their responsibilities under the Plan and the Plan Administrator Agreement, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (C) reviewing objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by the Reorganized Debtors, including reasonable attorneys fees and expenses.

              (d) Liability; Indemnification. Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. The Reorganized Debtors shall indemnify and hold harmless the Plan Committee and its members and designee, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to the Reorganized Debtors or the implementation or administration of the Plan. To the extent a Reorganized Debtor indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

        11.19 Term of Injunctions or Stays

              Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

        11.20 Termination of Litigation

              (a) Interest Rate Swap Agreement Adversary Proceeding.

              As of the Effective Date, the Confirmation Order shall constitute a final, non-appealable judgment in favor of Wells Fargo Bank, N.A. in the adversary proceeding commenced by Wells Fargo against DBOC seeking reformation of that certain Interest Rate Swap Agreement dated May 7, 1998 (Adversary Case No. 01-1825). This Plan operates to dismiss with prejudice on the Effective Date all Claims, complaints, objections, litigation and Causes of Action against Wells Fargo Bank, N.A., and the other Lenders arising out of or related to the Interest Rate Swap Agreement.

              (b) DIP Lender Adversary Proceeding.

              As of the Effective Date, the Confirmation Order shall constitute a non-appealable judgment in favor of the DIP Lenders in the adversary proceeding commenced by the Creditors' Committee against the DIP Lenders. This Plan operates to dismiss with prejudice such action on the Effective Date.

Dated as of: December 13, 2002



                                          PURCHASER:

                                          JARDEN CORPORATION

                                          By:   /s/ Desiree DeStefano
                                                -----------------------------
                                                Desiree DeStefano
                                                Vice President

                                          DEBTORS:

                                          DIAMOND BRANDS INCORPORATED

                                          By:   /s/ Naresh Nakra
                                                -----------------------------
                                                Naresh Nakra
                                                Chief Executive Officer

                                          DIAMOND BRANDS OPERATING CORP.

                                          By:   /s/ Naresh Nakra
                                                -----------------------------
                                                Naresh Nakra
                                                Chief Executive Officer

                                          DIAMOND BRANDS KANSAS, INC.

                                          By:   /s/ Naresh Nakra
                                                -----------------------------
                                                Naresh Nakra
                                                Chief Executive Officer

                                          FORSTER, INC.

                                          By:      /s/ Naresh Nakra
                                                -----------------------------
                                                   Naresh Nakra
                                                   Chief Executive Officer